UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 3, 2012

Summer Energy Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-35496	20-2722022
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Bering Drive, Suite 260, Houston, Texas		77057
(Address of Principal Executive Offices)		(Zip Code)

(713) 375-2790
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events

Effective as of November 30, 2012, two individuals each elected, pursuant to the terms of separate agreements to assist with a credit facility (the “Credit Facility Agreements”), to take their payment for assisting the Company with certain credit arrangements, in the form of shares of the Company’s common stock.  As previously reported on the Company’s Form 8-K filed March 30, 2012, pursuant to the Credit Facility Agreements the Company agreed to pay $100,000 to each of the two individuals in exchange for each such individual agreeing to act as a surety in connection with a combined $500,000 line of credit from a financial institution and certain extensions of credit by critical vendors that are necessary for the Company to carry out its business.  Pursuant to the Credit Facility Agreements, the payments were due on November 30, 2012, provided that each of the individuals could elect, on November 30, 2012, and in their discretion, to receive payment in the form of shares of common stock of the Company, in which case 757,576 shares of common stock would be issued to the individual making that election.  As a result of the election by each of these individuals, on December 3, 2012 the Company issued a total of 1,515,152 shares of its common stock to such individuals.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUMMER ENERGY HOLDINGS, INC.

Dated: December 4, 2012
By: /s/ Roderick L. Danielson
Roderick L. Danielson
President, Chief Executive Officer and
Director
(Principal Executive Officer)